CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report dated August 7, 2020, of OFF Line Japan CO., LTD., relating to the audits of the consolidated financial statements for the year ended December 31, 2019 and the period from June 13, 2018 (Inception) through December 31, 2018 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

October 9, 2020